EXHIBIT 10.05

                                ZANZI REALTY, LLC
                               Post Office Box 429
                              Middletown, NY 10940



                                             September 30, 2003

William Pagano, President
RAL Purchasing Corp.
275 Wagaraw Road
Hawthorne, NJ 07506

                                       Re:   Assumption of Lease
                                             Zanzi Realty, LLC, as Landlord
                                             The RAL Supply Group, Inc., as
                                             Tenant
                                             Premises located at 2213 Route 9,
                                             Fishkill New York
                                             ("The RAL Fishkill Store")
                                             Lease dated September 1, 1998
                                             (the "Lease Agreement")

Dear Mr. Pagano:

With regard to the above lease which is being assigned to RAL Purchasing Corp. ("Tenant" or "Buyer") by The RAL Supply Group, Inc., ("Seller"), it is hereby understood and agreed that the lease is hereby modified and amended as follows (capitalized terms not defined herein or in the Lease Agreement are defined in or refer to the Asset Purchase Agreement (the "Agreement") dated September 5, 2003 among Buyer, Seller and certain other parties):

1.   Intended Use
     ------------
     Landlord represents that the intended use is consistent with valid CO or a pre-existing legal non-conforming use and does not violate or prohibit zoning or other ordinances and governmental requirements, and that that all plumbing electrical and HVAC is in good condition and working order and, to the best of landlord's knowledge, there are no outstanding violations of record.

2.   Abatement of Rent
     -----------------
     Section 6.4 is hereby amended to provide for abatement of rent for substantial and material destruction of property.

3.   Structural Repairs & Replacements
     ---------------------------------
     Section 9.1 is hereby amended to clarify that landlord is responsible for all structural repairs and replacements.

4.   Tenant Default
     --------------
     Section 16.1 is hereby amended to state that, for all matters other than payment of rent or additional rent (as to which the current default provisions shall continue to apply), tenant will be in default only if the designated failure is not cured for 30 days after notice; provided that the time periods in this Section 4 shall not extend any cure period in the lease beyond 30 days.

5.   Tenant Improvements
     -------------------
     In section 22.1 the amount of improvements that can be made during the term of the lease without the landlord's approval shall be $50,000.00.

6.   Notices
     -------
     The notice provision of the lease is hereby revised to provide that all notices to the tenant shall be as follows:

          If to Tenant:

               RAL Purchasing Corp.,
               c/o Universal Supply Group, Inc.
               275 Wagaraw Road
               Hawthorne, NJ 07506

7.   Real Estate Taxes
     -----------------
     Article 3.1 (a) is hereby amended to provide that tenant's responsibility for payment of all taxes in this article is limited to its proportionate share of taxes calculated as a square footage of space it occupies divided by the total square footage of the tax property.

8.   Utility Charges
     ---------------
     Article X is hereby amended to provide that tenant's responsibility for payment of utility charges is limited to its proportionate share of utility charges calculated by the square footage it occupies divided by the square footage of the area to which the utility charges apply.

9.   Environmental Matters
     ---------------------
     All relevant provisions of the lease are hereby amended to provide that tenant's sole environmental responsibility is to do what tenant in its capacity as tenant is required to do under federal and New York statutes, and to provide further that the landlord will indemnify the tenant and holds it harmless from any and all claims, actions or proceedings asserted at any time against tenant with respect to any environmental contamination of the leased premises prior to the date of the Closing (including without limitation any issues arising from an underground gasoline tank referred to in Section 3.17(c) of the Agreement, including reasonable attorney's fees).

10.  Security Deposit
     ----------------
     On the 18th month after the Closing, tenant shall deposit with landlord one-month's rent as security deposit. On the 24th month after the Closing, tenant shall deposit with landlord one half month's rent as an additional security deposit.

11.  Additional Default Remedies
     ---------------------------
     In addition to any default remedies afforded to the landlord under the lease, (i) in the event that the tenant defaults under its obligation to pay the Promissory Note due and owing to the Company as provided in the Agreement and such default is not cured within 30 days after notice and/or
     (ii) in the event that the Buyer defaults under its obligations hereunder to pay trade payables that are included in the Assumed Obligations assumed by it under the Agreement and such failure is not cured by the Buyer within 30 days after Company has given notice to the Buyer of the Buyer's failure to pay such payables within such time, and (iii) a default by the tenant under any of such leases, which is not cured within 30 days after notice, shall constitute a default under all such leases, any of the aforesaid defaults of the Buyer shall be deemed additional rent due and owing by the tenant under each lease. In such event tenant shall consent to the entry by the court having jurisdiction thereof to Judgments of Possession and issuance of a Warrant of Eviction to be consented to by the landlord, the Company and the tenant ("Buyer") to be submitted by the Landlord or the Company to any Court having competent jurisdiction over summary possession proceedings pursuant to the pertinent provisions of Article 7 of the Real Estate Practices and Proceedings Act of the State of New York. The aforesaid provisions of this subsection 11 shall survive the Closing and the delivery of the Conveyance Documents and shall not merge therein.

12.  Assignment
     ----------
     Notwithstanding anything to the contrary contained in the lease, tenant is permitted to assign the lease with landlord's approval which will not be unreasonably withheld or delayed. Provisions related to recapture are hereby deleted.

Except as otherwise provided herein, all of the terms and conditions of the lease shall remain in full force and effect.

If this comports with your understanding, kindly sign below.


Sincerely,                                       Agreed and Accepted:

Zanzi Realty, LLC                                RAL Purchasing Corp.


By: /s/ David E. Berman                          By: /s/ William Pagano
    --------------------------                       ---------------------------
    David E. Berman, President                       William Pagano, President